UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 31, 2025, Artelo Biosciences, Inc. (the “Company”) convened and then adjourned, without conducting any business, its 2025 annual meeting of stockholders (the “Annual Meeting”) due to insufficient votes to constitute a quorum. The Annual Meeting will reconvene at 8:00 a.m., Pacific Time, on Friday, January 30, 2026 to provide the Company’s stockholders with additional time to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 11, 2025 and the additional proposal to ratify the appointment of Malone Bailey LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 described in the Company’s supplement proxy statement filed with the SEC on January 7, 2026.

On January 12, 2026, the Company notified the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the Annual Meeting was adjourned from December 31, 2025 to January 30, 2026.

On January 14, 2026, the Company received a letter from the Staff of Nasdaq (the “Nasdaq Notice”) indicating that it is not in compliance with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”), which requires companies listed on Nasdaq to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end, and, as a result, does not currently satisfy the Annual Meeting Rule.

The Staff indicated in the Nasdaq Notice that the Company’s non-compliance with the Annual Meeting Rule could be an additional basis for a delisting determination. The Company acknowledged the Annual Meeting deficiency and built its plan of compliance for the Annual Meeting Rule into its hearing presentation before a Nasdaq Hearing Panel (the “Panel”) which addressed the Company’s plan to regain and maintain compliance for the previously disclosed deficiency of $2.5 million in minimum stockholders’ equity under Listing Rule 5550(b)(1) (the “Equity Rule”).

The Nasdaq Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the outcome of the hearings process and any additional extension period granted by the Panel in their forthcoming hearing decision.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its appeal of the delist determination related to compliance with the Equity Rule previously disclosed on November 19, 2025 will be successful.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: January 16, 2026	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

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